Exhibit 99.1

DermTech Announces Common Stock Will Continue Trading on The Nasdaq

Capital Market; Warrant Delisting from The Nasdaq Capital Market

LA JOLLA, CA.—October 18, 2019—(BUSINESS WIRE)—DermTech, Inc. (NASDAQ: DMTK) (“DermTech” or the “Company”), a leader in precision dermatology enabled by a non-invasive skin genomics platform, announced today its common stock will continue trading on The Nasdaq Capital Market under the symbol “DMTK.” On October 16, 2019, the Nasdaq Hearings Panel (the “Panel”) notified DermTech that it has granted the Company’s request for continued listing of its common stock on The Nasdaq Capital Market because the Company meets all of the requirements for initial listing.

The Panel also determined to delist the Company’s warrants previously trading on The Nasdaq Capital Market under the ticker symbol “DMTKW” (the “Public Warrants”) due to the Company’s failure to demonstrate compliance with Nasdaq Listing Rule 5515(a)(4), which requires the Company to have a minimum of 400 round lot holders of its publicly traded warrants. Accordingly, the Company’s Public Warrants were suspended from The Nasdaq Capital Market effective at the open of trading on October 18, 2019. On the same day, the Public Warrants became available for quotation under the symbol “DMTKW” on the Pink Market operated by OTC Markets Group Inc. Quotes can be found at www.otcmarkets.com.

About DermTech:

DermTech is a leader in the new category of medicine, precision dermatology. DermTech’s mission is to transform the practice of dermatology through more accurate diagnosis and treatment, and the elimination of unnecessary surgery, leading to improved patient care and lower costs. DermTech provides genomic analysis of skin samples collected non-invasively using an adhesive patch rather than a scalpel. DermTech markets and develops products that facilitate the early detection of skin cancers, assess inflammatory diseases, and customize drug treatments. For additional information on DermTech, please visit DermTech’s investor relations site at: www.dermtech.com.

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of DermTech may differ from their actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to the Company’s ability to maintain its listing on The Nasdaq Capital Market. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of DermTech and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against the company; (2) the inability to maintain the listing of the company’s securities on Nasdaq; (3) the ability to recognize the anticipated benefits of the recently completed business combination, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably and retain its key employees; (4) costs related to or resulting from the business combination; (5) changes in applicable laws or regulations; (6) the demand for the company’s services together with the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; and (7) other risks and uncertainties included in (x) the “Risk Factors” sections of the Registration Statement on Form S-4 filed with the SEC by the company, and (y) other documents filed or to be filed with the SEC by the company. DermTech cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. DermTech does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions, or circumstances on which any such statement is based.

Company Contact:

Kevin Sun

investorrelations@dermtech.com

(858) 450-4222